

CONSOLIDATED STATEMENTS OF INCOME (1)                  U S WEST, INC.
(UNAUDITED)
                        Quarter Ended         Nine Months Ended
                         September 30,   %     September 30,     %
In millions             1998   1997  Change   1998     1997   Change
---------------------- --------------------- -------  ------- -------

OPERATING REVENUES
 Local service        $1,398  $1,314    6.4  $4,117    $3,739   10.1
 Interstate access       693     663    4.5   2,102     2,028    3.6
 Intrastate access       208     208    -       616       608    1.3
 Long-distance network   199     231  (13.9)    595       721  (17.5)
 Directory services      315     296    6.4     935       879    6.4
 Other services          299     248   20.6     809       682   18.6
                       ---------------       ----------------
Total operating rev.   3,112   2,960    5.1   9,174     8,657    6.0
                       ---------------       ----------------
OPERATING EXPENSES
 Employee-related      1,104   1,018    8.4   3,179     2,915    9.1
 Other operating         567     539    5.2   1,798     1,517   18.5
 Taxes other than
  income taxes            84     106  (20.8)    274       320  (14.4)
 Depreciation & amort    558     541    3.1   1,625     1,616    0.6
                       ---------------       ----------------
Total operating exp.   2,313   2,204    4.9   6,876     6,368    8.0
                       ---------------       ----------------

Operating income         799     756    5.7   2,298     2,289    0.4

Interest expense         172     100   72.0     378       304   24.3
Gains on sales of rural
 telephone exchanges       -      30    -        -         77    -
Other expense             19      12   58.3      77        51   51.0
                       ---------------       ----------------
Income before taxes
 and extraordinary
 item                    608     674   (9.8)  1,843     2,011   (8.4)
Income tax provision     229     251   (8.8)    703       752   (6.5)
                       ---------------       ----------------
Income before
 extraordinary item      379     423  (10.4)  1,140     1,259   (9.5)
Extraordinary Item:
 Early extinguishment
 of debt - net of tax      -     (3)     -       -        (3)     -
                       ---------------       ----------------
NET INCOME            $  379  $  420   (9.8) $1,140    $1,256   (9.2)
                       ===============       ================

(1) The historical results presented reflect unaudited historical financial information as if the businesses that comprise New U S WEST operated as a separate entity for the periods presented. The effects of the Separation, including the assumption of indebtedness and the issuance of shares in connection with the Dex transaction, have been included in the historical results as of the Separation Date.

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